Exhibit 99.1

Rayonier and PotlatchDeltic Announce Closing of Merger of Equals

WILDLIGHT, Fla. – (BUSINESS WIRE) – January 30, 2026 – Rayonier (NYSE: RYN) today announced the closing of its merger with PotlatchDeltic Corporation. The combined company owns over four million acres of geographically diverse timberland in the United States, and operates six sawmills, an industrial-grade plywood mill, residential and commercial real estate developments, and a rural land sales program.

Mark McHugh, President and Chief Executive Officer of Rayonier, said, “We are excited to close this strategic merger of equals, and we are confident that combining these two exceptional land resources companies will generate meaningful value creation for our shareholders and other stakeholders.”

Leadership, Board Composition, and Name

The senior leadership team of the combined company comprises roughly equal representation of top talent from both Rayonier and PotlatchDeltic. The new senior leadership team consists of Mark D. McHugh (President and Chief Executive Officer), Wayne Wasechek (EVP and Chief Financial Officer), Mark R. Bridwell (EVP, General Counsel & Corporate Secretary), Ashlee Townsend Cribb (EVP, Wood Products), W. Rhett Rogers (EVP, Land Resources), Christopher T. Corr (SVP, Real Estate Development), Robert L. Schwartz (SVP and Chief Human Resources Officer), April J. Tice (SVP and Chief Accounting Officer), and Anna E. Torma (SVP and Chief Sustainability Officer).

The new Board of Directors of the combined company consists of five legacy Rayonier directors and five legacy PotlatchDeltic directors, with Eric J. Cremers serving as the Executive Chairman of the Board of Directors and Scott R. Jones serving as the Lead Independent Director. The other eight directors are Mark D. McHugh, Keith E. Bass (Chair of the Compensation and Management Development Committee), Michael J. Covey (Chair of the Nominating and Corporate Governance Committee), Ann C. Nelson (Chair of the Audit Committee), Linda M. Breard, Gregg A. Gonsalves, D. Mark Leland, and Lenore M. Sullivan.

The combined company will initially retain the Rayonier name, and its common stock will trade on the New York Stock Exchange under the ticker symbol “RYN” starting on February 2, 2026. The company intends to announce a new name and ticker symbol later in the first quarter of 2026.

About Rayonier

Rayonier is a land resources real estate investment trust (REIT) with a portfolio comprising over four million acres in the U.S. South and U.S. Northwest. The company is focused on managing its timberlands on a sustainable basis while optimizing its overall portfolio value by delivering land to its highest and best use. Rayonier also operates six sawmills, an industrial-grade plywood mill, residential and commercial real estate developments, and a rural land sales program. Rayonier is committed to corporate responsibility, third-party forest certification, and supporting climate change mitigation through its land-based solutions business. More information is available at www.rayonier.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Rayonier Inc.’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger involving Rayonier Inc. and PotlatchDeltic Corporation, including future financial and operating results, Rayonier Inc.’s plans, objectives, expectations and intentions, and other statements that are not historical facts, including expected synergies, harvest schedules, timberland acquisitions and dispositions, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. Rayonier Inc. undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts

(Media)

Anna Torma

509-835-1558

(Investors)

Collin Mings

904-357-9100